CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated March 1, 2022, relating to the financial statements and financial highlights of iMGP Equity Fund (formerly known as PartnerSelect Equity Fund), iMGP International Fund (formerly known as PartnerSelect International Fund), iMGP Alternative Strategies Fund (formerly known as PartnerSelect Alternative Strategies Fund), iMGP High Income Alternatives Fund (formerly known as PartnerSelect High Income Alternatives Fund), iMGP SBH Focused Small Value Fund (formerly known as PartnerSelect SBH Focused Small Value Fund), iMGP Oldfield International Value Fund (formerly known as PartnerSelect Oldfield International Value Fund) and iMGP Dolan McEniry Corporate Bond Fund (formerly known as iM Dolan McEniry Corporate Bond Fund), each a series of Litman Gregory Funds Trust, for the year or period ended December 31, 2021, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “General Information” and “Financial Statements” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Cleveland, Ohio

July 27, 2022